                                                                    EXHIBIT 4.4

                             KEY EMPLOYEE LONG-TERM
                              INCENTIVE STOCK PIAN

                           THE WACKENHUT CORPORATION
                                   JULY 1991





                                        THIS MATERIAL PROVIDES TYPICAL OMNIBUS
                                        PLAN PROVISIONS FOR USE BY THE WACKENHUT
                                        CORPORATION AND ITS LEGAL COUNSEL IN
                                        DEVELOPING AN OMNIBUS PLAN DOCUMENT.

                           THE WACKENHUT CORPORATION
                  KEY EMPLOYEE LONG-TERM INCENTIVE-STOCK PLAN

                               TABLE OF CONTENTS

Article          Section                                                                                              Page
- -------          -------                                                                                              ----
1.                                  ESTABLISHMENT, PURPOSE AND DURATION
                                    -----------------------------------

                 1.1                Establishment of the Plan                                                           1
                 1.2                Purpose of the Plan                                                                 1
                 1.3                Duration of the Plan                                                                2


2                                   DEFINITIONS AND CONSTRUCTION
                                    ----------------------------

                 2.1                Definitions                                                                         2
                 2.2                Gender and Number                                                                   8
                 2.3                Severability                                                                        8

3                                   ADMINISTRATION
                                    --------------

                 3.1                The Committee                                                                       8
                 3.2                Authority of the Committee                                                          9
                 3.3                Decisions Binding                                                                   9
                 3.4                Procedures of the Committee                                                         9
                 3.5                Award Agreements                                                                   10

4                                   SHARES SUBJECT TO THE PLAN
                                    --------------------------

                 4.1                Number of shares                                                                   10
                 4.2                Lapsed Awards                                                                      11
                 4.3                Adjustments in Authorized Shares                                                   11


5                                   ELIGIBILITY AND PARTICIPATION
                                    -----------------------------

                 5.1                Eligibility                                                                        11
                 5.2                Actual Participation                                                               12

6                                   STOCK OPTIONS
                                    -------------

                 6.1                Grant of Options                                                                   12
                 6.2                Option Agreement                                                                   12
                 6.3                Option Price                                                                       13
                 6.4                Duration of Options                                                                13

                 6.5                Exercise of Options                                                                13
                 6.6                Payment                                                                            13
                 6.7                Restrictions on Share Transferability                                              14
                 6.8                Termination Of Employment Due to
                                      Death, Disability, or Retirement                                                 14
                 6.9                Termination of Employment for Other
                                      Reasons                                                                          15
                 6.10               Nontransferability of Options                                                      16


Article          Section                                                                                              Page
- -------          -------                                                                                              ----
7                                   RESTRICTED STOCK UNITS
                                    ----------------------

                 7.1                Grant of Restricted Stock Units                                                    16
                 7.2                Restricted Stock Unit Agreement                                                    16
                 7.3                Vesting                                                                            16
                 7.4                Other Restrictions                                                                 17
                 7.5                Payment                                                                            17
                 7.6                Dividend Equivalents                                                               17
                 7.7                Termination of Employment Due to
                                      Death, Disability or Retirement                                                  17
                 7.8                Termination of Employment for
                                      Other Reasons                                                                    18

8                                   PERFORMANCE UNITS AND PERFORMANCE SHARES
                                    ----------------------------------------

                 8.1                Grant of Performance Units and
                                      Performance Shares                                                               18
                 8.2                Value of Performance Units and
                                      Performance Shares                                                               19
                 8.3                Payment of Performance Units and
                                      Performance Shares                                                               19
                 8.4                Form and Timing of Payment                                                         19
                 8.5                Termination of Employment Due to
                                      Death, Disability or Retirement                                                  19
                 8.6                Termination of Employment for
                                      Other Reasons                                                                    20
                 8.7                Nontransferability                                                                 20

9                                   RIGHTS OF EMPLOYEES
                                    -------------------

                 9.1                Employment                                                                         20
                 9.2                Participation                                                                      20

10                                  CHANGE IN CONTROL
                                    -----------------

                 10.1               Stock Based Awards                                                                 21
                 10.2               Performance Based Awards                                                           21

11                                  AMENDMENT, MODIFICATION AND TERMINATION
                                    ---------------------------------------

                 11.1               Amendment, Modification and Termination                                            22
                 11.2               Awards Previously Granted                                                          22

12                                  WITHHOLDING
                                    -----------

                 12.1               Tax Withholding                                                                    22
                 12.2               Share Withholding                                                                  23




Article          Section                                                                                              Page
- -------          -------                                                                                              ----
13                                  REDEMPTION OF COMMON STOCK ON
                                    -----------------------------
                                    TERMINATION OF EMPLOYMENT                                                          23
                                    -------------------------


14                                  INDEMNIFICATION                                                                    24
                                    ---------------

15                                  SUCCESSORS                                                                         25
                                    ----------

16                                  REQUIREMENTS OF LAW                                                                25
                                    -------------------

                 16.1               Requirements of Law                                                                25
                 16.2               Governing Law                                                                      25

                           THE WACKENHUT CORPORATION
                  KEY EXECUTIVE LONG-TERM INCENTIVE STOCK PLAN



                                   ARTICLE 1.

                      ESTABLISHMENT, PURPOSE, AND DURATION

         1.1 Establishment of the Plan. The Wackenhut Corporation (hereinafter referred to as the "Company"), a Florida corporation, hereby establishes an incentive compensation plan to be known as the "Key Executive Long-Term Incentive Stock Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock Units, Performance Units, and Performance Shares.

         Upon approval by the Board of Directors of the Company, subject to ratification within twelve (12) months by an affirmative vote of a majority of Shares of the Common Stock present and entitled to vote at the Annual Meeting at which a quorum is present, the Plan shall become effective as of August 1, 1991 (the "Effective Date"), and shall remain in effect as provided in Section
1.3 herein.

         1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by providing incentives to Key Employees that will link their personal interests to those of Company shareholders, and provide an incentive for outstanding performance.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Employees upon whose judgment, interest, and special effort the successful conduct of its operations largely is dependent.

         1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 12 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Plan's Effective Date.


                                   ARTICLE 2.

                          DEFINITIONS AND CONSTRUCTION

         2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

                 (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock Units, Performance Units or Performance Shares.

                 (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                 (c) "Board" or "Board of Directors" means the Board of Directors of The Wackenhut Corporation.

                 (d) "Cause" means (i) willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the

                          Company; or (ii) the commission by a Participant of one or more acts which constitute an indictable crime under United States Federal, state, or local law. "Cause" under either (i) or (ii) shall be determined in good faith by a written resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of all the Directors at a meeting duly called and held for that purpose after reasonable notice to the Participant and opportunity for the Participant and his or her legal counsel to be heard.

                 (e) "Change in Control" of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following paragraphs shall have been satisfied:

                               (i) Any Person (other than a trustee or other, fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company), is or becomes the
                                           Beneficial Owner, directly or
                                           indirectly, of securities of the
                                           Company representing 20% or more of
                                           the combined voting power of the
                                           Company's then outstanding
                                           securities; or

                              (ii)         During any period of two (2)
                                           consecutive years (not including any
                                           period prior to the execution of
                                           this Plan), individuals who at the
                                           beginning of such period constitute





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

                                           the Board (and any new Director,
                                           whose election by the Board or
                                           nomination for election by the
                                           Company's stockholders was approved
                                           by a vote of at least two-thirds
                                           (2/3) of the Directors then still in
                                           office who either were Directors at
                                           the beginning of the period or whose
                                           election or nomination for election
                                           was previously so approved), cease
                                           for any reason to constitute a
                                           majority thereof; or

                             (iii) The stockholders of the Company approve (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or (c) a merger or consolidation of the Company with any other corporation, other than a merge or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

                                           However, in no event shall a Change
                                           in Control be deemed to have
                                           occurred, with respect to the
                                           Participant,





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

                                           if the Participant is part of a
                                           purchasing group which consummates
                                           the Change in Control transaction.
                                           A Participant shall be deemed "part
                                           of a purchasing group..." for
                                           purposes of the preceding sentence
                                           if the Participant is an equity
                                           participant or has agreed to become
                                           an equity participant in the
                                           purchasing company or group (except
                                           for (i) passive ownership of less
                                           than 5% of the Shares of the
                                           purchasing company; or (ii)
                                           ownership of equity participation in
                                           the purchasing company or group
                                           which is otherwise not deemed to be
                                           significant, as determined prior to
                                           the Change in Control by a majority
                                           of the disinterested Directors).

                 (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 (g) "Committee" means the Nominating and Compensation Committee of the Board, or any other committee appointed by the Board to administer the Plan pursuant to Article 3 herein.

                 (h) "Company" means The Wackenhut Corporation, a Florida corporation (including any and all subsidiaries), or any successor thereto as provided in Article 15 herein.

                 (i) "Director" means any individual who is a member of the Board of Directors of the Company.

                 (j) "Disability" means a permanent and total disability, within the meaning of the Code Section 22 (e) (3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

                 (k) "Employee" means any full-time, nonunion employee of the Company. Directors who are not otherwise employed by the any shall not be considered employees under this Plan.

                 (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

                 (m) "Fair Market Value" means the average of the highest and lowest price at which the Stock was traded on the five business days preceding the date of an award, as reported on the consolidated tape of the New York Stock Exchange.

                 (n) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422A of the Code.

                 (o) "Key Employee" means an employee of the Company, including an employee who is an officer of the Company, who, in the opinion of members of the Committee, can contribute significantly to the growth and profitability of the Company. "Key Employee" also may include those employees, identified by the Committee, in situations concerning extraordinary performance, promotion, retention, or recruitment. The granting of an Award under this Plan shall be deemed a determination by the Committee that such employee is a Key Employee.

                 (p) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

                 (q) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

                 (r) "Option Price" means the price at which a share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

                 (s) "Participant means a Key Employee of the Company who has an outstanding Award granted under the Plan.

                 (t) "Performance Share" means an Award, designated as a performance share, granted to a Participant pursuant to Article 8 herein.

                 (u) "Performance Unit" means an Award, designated as a performance unit, granted to a Participant pursuant to Article 8 herein.

                 (v) "Period of Restriction" means the period during which the transfer of Shares covered by each grant of Restricted Stock Units is restricted in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and is subject to a substantial risk of forfeiture, as provided in
                          Article 7 herein.

                 (w) "Person" shall have the meaning ascribed to such term in Section 3 (a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13 (d).

                 (x) "Restricted Stock Unit" means an Award granted to a Participant pursuant to Article 7 herein.

                 (y) "Stock" or "Shares" means the $.10 par value common stock of The Wackenhut Corporation.

         2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                   ARTICLE 3.

                                 ADMINISTRATION

         3.1 The Committee. The Plan shall be administered by the Nominating and Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2) Directors who are not Employees. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the

Board of Directors. No member of the Committee shall be eligible to participate in the Plan or any similar Plan of the Company or any of its Subsidiaries while serving on the Committee or shall have been so eligible at any time within one (1) year prior to his or her service on the Committee.

         3.2 Authority of the Committee. Subject to the provisions herein and subject to ratification by the Board, the Committee shall have full power to select Key Employees to whom Awards are granted; to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or, instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 11 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall have the full power to make all other determinations which may be necessary or advisable for the administration of the Plan.

         3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all Persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

         3.4 Procedures of the Committee. All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her services on the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification (as provided in Article 14 herein), and limitation of liability and reimbursement with respect to their services as members of the Committee to the same extent as for services as directors of the Company.

         3.5 Award Agreements. Each Award under the Plan shall be evidenced by an award agreement which shall be signed by an officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any award agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such agreements as amended or supplemented, as well as the terms of the original award agreement, are not inconsistent with the provisions of the Plan.


                                   ARTICLE 4

                           SHARES SUBJECT TO THE PLAN

         4.1     Number of Shares.  Subject to adjustment as provided in
Section 4.3 herein, no more than 250,000 Shares may be granted under the Plan, of which no more than 100,000 may be issued in payment of Restricted Stock Units under Article 7 of the Plan. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury

Shares. The payment of Performance Units or Performance Shares shall not be deemed to constitute an issuance of Stock under the Plan unless payment is made in Stock, in which case only the number of Shares issued in payment of the Performance Unit or Performance Share Award shall constitute an issuance of Stock under the Plan.

         4.2 Lapsed Awards. If any Award granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

         4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation" recapitalization, separation, liquidation, Stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to Outstanding Options, Restricted Stock Units, Performance Units and Performance Shares granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number. Any adjustment of an ISO under this paragraph shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 425 (h) (3) of the Code.


                                   ARTICLE 5

                         ELIGIBILITY AND PARTICIPATION

         5.1 Eligibility. Persons eligible to participate in this Plan include all Employees of the Company, who, in the opinion of members of the Committee, are Key Employees. "Key Employees" may include Employees who are members of the Board, but may not include Directors who are not Employees.

         5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from Key Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee shall have any right to be granted an Award under this Plan.


                                   ARTICLE 6

                                 STOCK OPTIONS

         6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof. However, no Employee may receive an Award of ISOs that are first exercisable during any calendar year to the extent that the aggregate Fair Market Value of the Shares (determined at the time the options are granted) exceeds $100,000. Nothing in this Article 6 shall be deemed to prevent the grant of NQSOs in excess of the maximum established by Section 422A of the Code.

         6.2 Option Agreement. Each Option grant shall be evidenced by an Option Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The

Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422A of the Code, or a NQSO whose grant is intended not to fall under the Code provisions of Section 422A.

         6.3 Option Price. The purchase price per Share covered by an Option shall be determined by the Committee but, in the case of an ISO, shall not be less than 100% of the Fair Market Value of such Share on the date the Option is. granted.

         An ISO granted to an employee who, at the time of grant, owns (within the meaning of Section 425(d) of -the Code) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Shares subject to the Option.

         6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant.

         6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. However, in no event may any Option granted under this Plan become exercisable prior to six (6) months following the date of its grant.

         6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

         The Option Price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the option Price), or (c) by a combination of (a) or (b).

The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

         As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Options exercised.

         6.7 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         6.8 Termination of Employment Due to Death, Disability or Retirement. In the event the employment of a Participant is terminated by reason of death or Disability, any outstanding Options shall become immediately exercisable at any time prior to the expiration date of the Options or within one year after such date of termination of employment, whichever period is shorter by such person or persons as shall have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

         In the event the employment of a Participant is terminated by reason of retirement (as defined under the then established rules of the Company's nonqualified retirement plan), any outstanding Options shall become, immediately exercisable at any time prior to the expiration date of the options.

         In its sole discretion, and prior to the termination of the employment due to death, Disability or retirement, the Committee may extend the period during which outstanding Options may be exercised.

         In the case of ISOs, the tax treatment prescribed under Section 422A of the Internal Revenue Code of 1986, as amended, may not be available if the Options are not exercised within the Section 422A prescribed time period after termination of employment.

         6.9 Termination Of Employment for Other Reasons. If the employment of the Participant shall terminate for any reason other than for death, Disability, retirement, or for Cause, the Participant shall have the right to exercise Options that were vested in the Participant at the date of termination within the 90 days after the date of termination, but in no event beyond the expiration of the term of the Option and only to the extent that the Participant was entitled to exercise the Option at the date of termination of employment. The Committee, in its sole discretion, shall have the right to extend the 90 days up to one (1) year after the date of such termination, but, however, in no event beyond the expiration date of the Options.

         If the employment of the Participant shall terminate for Cause, all outstanding Options immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

         6.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.


                                   ARTICLE 7

                             RESTRICTED STOCK UNITS

         7.1 Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Key Employees in such amounts as the Committee shall determine.

         7.2 Restricted Stock Unit Agreement. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Units covered by the grant, and such other provisions as the Committee shall determine. Each Restricted Stock Unit shall be equivalent in value to a Share of Common Stock.

         7.3 Vesting. Each grant of Restricted Stock Units shall require the Participant to remain in the employment of the Corporation or a Subsidiary for a prescribed period ("Restriction Period). The Committee shall determine the Restriction Period or Periods which shall apply to the share of Common Stock covered by each grant of Restricted Stock Units, provided that in no case shall the Restriction Period be less than six months.





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


         7.4 Other Restrictions. The Committee shall impose such other restrictions on any Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific (Company-wide, divisional, and/or individual) performance goals, and/or restrictions under applicable Federal or state securities laws.

         7.5 Payment. Upon expiration of the Restriction Period or Periods applicable to each grant of Restricted Stock Units, the Participant shall, without payment on his part, be entitled to receive payment in an amount equal to the aggregate fair market value of the shares of Common Stock covered by such grant on the date of expiration. Such payment may be made only in shares of Common Stock equal to the number of Restricted Stock Units with respect to which such payment is made.

         7.6 Dividend Equivalents. A Participant whose Restricted Stock Units have not previously terminated shall be entitled to receive payment in an amount equal to each cash dividend the Company would have paid to such Participant during the term of those Restricted Stock Units as if the Participant has been the owner of record of the shares of Common Stock covered by such Restricted Stock Units on the record date for the payment of such dividend. Payment of each such dividend equivalent shall be made on Payment date of the cash dividend with respect to which it is made, or as soon as practicable thereafter.

         7.7 Termination of Employment Due to Death, Disability or Retirement. In the event that a Participant's employment is terminated with the Company because of death, Disability or normal retirement (as defined under, the then established rules of the Company), any remaining Period of Restriction applicable to the Restricted Stock Units pursuant to

Section 7.3 hereof shall automatically terminate and, except as otherwise provided in Section 7.4, the Shares issued in payment of the Restricted Stock Units shall be free of restrictions and freely transferable. In the event that a Participant terminates his employment with the Company because of early retirement (as defined under the then established rules of the Company), the Committee, in its sole discretion, may waive the restrictions remaining on any or all grants of Restricted Stock Units pursuant to Section 7.3 herein and add such new restrictions to Shares issued in payment of Restricted Stock Units as it deems appropriate.

         7.8 Termination of Employment for Other Reasons. In the event that a Participant terminates his employment with the Company for any reason other than for death, Disability, or retirement, as set forth in Section 7.7 herein, during the Period of Restriction, then any Restricted Stock Units granted still subject to restrictions as of the date of such termination shall automatically be forfeited. In such event, the Participant shall not be entitled to receive any payment with respect to those Restricted Stock Units, except as provided in Section 7.6 herein, provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company other than for Cause, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such Restricted Stock Unit grants.


                                   ARTICLE 8.

                    PERFORMANCE UNITS AND PERFORMANCE SHARES

         8.1 Grant of Performance Units and Performance Shares. Subject to the terms and provisions of the Plan, Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. The

Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant.

         8.2 Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value of one dollar ($l) and each Performance Share initially shall represent one share of Stock. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Unit or Performance Share to the Participant. The time period during which the performance goals must be met shall be called a Performance Period, and shall, in all cases, exceed six (6) months in length.

         8.3 Payment of Performance Units and Performance Shares. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the extent to which performance goals discussed in Section 8.2 have been met.

         8.4 Form and Timing of Payment. Payment in Section 8.3 above shall be made in cash, stock, or a combination thereof as determined by the Committee. Payment maybe made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

         8.5 Termination of Employment Due to Death, Disability, or Retirement. In the case of death, Disability, or retirement, the holder of a Performance Unit or Performance Share shall receive pro rata payment based on the number of months' service during the Performance Period but based on the achievement of performance goals during the entire Performance

Period. Payment shall be made at the time payments are made to Participants who did not terminate service during the Performance Period.

         8.6 Termination of Employment for Other Reasons. In the event that a Participant terminates employment with the Company for any reason other than death, Disability, or Retirement, all Performance Units or Performance Shares shall be forfeited; provided, however, that in the event of an involuntary termination of the employment of the Participant by the Company other than for Cause, the Committee in its sole discretion may waive the automatic forfeiture provisions and pay out on a pro rata basis.

         8.7 Nontransferability. No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Units or Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by the Participant or the Participant's legal representative.


                                   ARTICLE 9.

                              RIGHTS OF EMPLOYEES

         9.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         9.2 Participation. No employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                                  ARTICLE 10.

                               CHANGE IN CONTROL

         10.1 Stock Based Awards. Notwithstanding the remaining provisions of the Plan, in the event of a Change in Control of the Company, all Stock based awards granted under this Plan, including NQSOs, ISOs, and Restricted Stock Units, that are still outstanding and not yet vested, shall become immediately 100% vested in each Participant, as of the first date that the definition of Change in Control has been fulfilled, and shall remain as such for the remaining life of the Award, as such life is provided herein and within the provisions of the related individual Award Agreements. Within ten (10) business days after the occurrence of a Change in Control, the stock certificates representing payment of Restricted Stock Unit grants, without any restrictions or legend thereon, shall be delivered to the applicable Participants.

         10.2 Performance Based Awards. Notwithstanding the remaining provisions of the Plan, in the event of a Change in Control of the Company, all performance based awards granted under this Plan shall be immediately paid out in cash, including Performance Units or Performance Shares. The amount of the payout shall be based on the extent to which performance goals, established for the Performance Period then in progress, have been met up to the date of the Change in Control, or at target, whichever is higher. Notwithstanding the foregoing, all Performance Units and Performance Share Awards which shall have been outstanding less than six (6) months on the effective date of the Change in Control shall not be deemed to have earned either the performance goals or the target goals.

                                  ARTICLE 11.

                    AMENDMENT, MODIFICATION, AND TERMINATION

         11.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time the Committee may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company (as may be required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto), no such termination, amendment, or modification may:

                 (a) Increase the total amount of Shares which may be issued under this Plan, except as provided in Section
                          4.3 herein; or

                 (b) Change the class of employees eligible to participate in the Plan; or

                 (c) Materially increase the cost of the Plan or materially increase the benefits to Participants; or

                 (d) Extend the maximum period after the date of grant during which Options may be exercised; or

                 (e)      Change the provisions of the Plan regarding Option
                          Price.

         11.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant.


                                  ARTICLE 12.

                                  WITHHOLDING

         12.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

         12.2 Share Withholding. With respect to withholding required upon the exercise of NQSOs, or upon the payment of Restricted Stock Units, or upon the payment of Performance Units or Performance Shares (if paid in full or part in Shares), participants may elect, subject to the approval of the Committee to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value, on the date the tax is to be determined, equal to the amount required to be withheld. All elections shall be irrevocable, and be made in writing, signed by the Participant in advance of the day that the transaction becomes taxable.

         Share withholding elections made by Participants who are subject to the short-swing profit restrictions of Section 16 of the Exchange Act must comply with such additional restrictions in making their election.


                                  ARTICLE 13.

                           REDEMPTION OF COMMON STOCK
                          ON TERMINATION OF EMPLOYMENT

         As of the time of voluntary or involuntary termination of employment of a Participant and at the discretion of the Committee, Participant shall sell to the Company, and the Company shall redeem from the Participant, all of Participant's Shares, that are owned or have vested due to Participant's participation in the Plan. The redemption price for each Share redeemed shall be the average of the highest and lowest price at which the Stock was traded during the five business days preceding the date of the Committee's decision to redeem the Shares of a Participant. The redeemed Shares shall be transferred to the Company properly endorsed by the Participant free and clear of all claims, liens, and encumbrances whatsoever. As used herein, the term termination of employment means the complete termination of employment.


                                  ARTICLE 14.

                                INDEMNIFICATION

         Each Person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                  ARTICLE 15.

                                  SUCCESSORS

         All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or, otherwise, of All or substantially all of the business and/or assets of the Company.


                                  ARTICLE 16.

                              REQUIREMENTS OF LAW

         16.1 Requirements of Law. The granting of Awards and the issuance. of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         16.2 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida.